ENB FINANCIAL CORP

FOR IMMEDIATE RELEASE	Contact: Scott E. Lied
Phone: 717-733-4181

ENB Financial Corp Reports Fourth Quarter 2014 Results

(January 20, 2015) -- Ephrata, PA – ENB Financial Corp (OTCBB: ENBP), the bank holding company for Ephrata National Bank, reported net income for the fourth quarter of 2014 of $1,802,000, a $337,000, or 15.8% decrease, from the $2,139,000 earned during the fourth quarter of 2013. Net income for the year ended December 31, 2014, was $7,092,000, a $618,000, or 8.0% decrease, from 2013. Basic and diluted earnings per share for the fourth quarter of 2014 were $0.63 compared to $0.75 for the same period in 2013. Year-to-date earnings per share were $2.48 in 2014 compared to $2.70 in 2013.

The Corporation’s core earnings or net interest income (NII) of $22,461,000 for the year ended December 31, 2014, represents an increase of $937,000, or 4.4%, from the same period last year. The increase in NII was caused by an increase of $231,000, or 0.9%, in total interest income, as well as a decrease in deposit costs of $399,000, an 11.4% reduction, and a decrease in borrowing costs of $307,000, a 16.2% reduction. The increase in total interest income was caused by higher levels of loan and security income. Average loan balances were 6.5% higher for the year ended December 31, 2014, compared to the prior year end. However, a decrease in loan yields caused the loan interest income to only increase $324,000, or 1.7%. Interest on securities and dividend income decreased $83,000, or 1.1%, despite a 2.5% increase in average balances for the year ended December 31, 2014, compared to the same period in 2013. The Corporation’s opportunities to decrease funding costs are limited to longer term deposits and borrowings as most core deposit costs have already been reduced to minimal levels.

The Corporation recorded a $250,000 provision for loan losses for the three months ended December 31, 2014, and a $75,000 credit provision for the three months ended December 31, 2013, and recorded a credit provision of $50,000 and $225,000 for the years ended December 31, 2014 and 2013, respectively. Low levels of delinquent, non-performing, and classified loans, as well as minimal charge-offs over the past years resulted in the need to reduce the allowance for loan losses by recording a credit provision in both years. Due to a slight increase in classified loans and charge-offs in the fourth quarter of 2014, as well as loan portfolio growth, a provision expense was recorded for the quarter. As a result of the credit provisions taken in each year, the allowance as a percentage of total loans declined from 1.65% as of December 31, 2013, to 1.51% as of December 31, 2014.

The gain on the sale of securities increased by $82,000, or 7.1%, for the three months ended December 31, 2014, compared to the same period in 2013, and decreased by $108,000, or 3.4%, for the year ended December 31, 2014, compared to the same period in 2013. The Corporation was able to generate $1,240,000 and $3,109,000 of net gains on the sale of securities for the three months and year ended December 31, 2014, compared to $1,158,000 and $3,217,000 for the same periods in 2013.

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ENB FINANCIAL CORP

The gain on the sale of mortgages increased by $131,000 for the fourth quarter of 2014, compared to the fourth quarter of 2013, and by $173,000, or 71.8%, for the year ended December 31, 2014, compared to 2013. The mortgage refinance market was very active in the first half of 2013, but slowed down throughout the remainder of the year and continued to be slow in 2014. However, the Corporation expanded its mortgage division in 2014 and has placed new emphasis on obtaining more of the mortgage market share and increasing mortgage gains.

Total operating expenses increased $331,000, or 5.8%, and $1,486,000, or 6.8%, respectively, for the three months and year ended December 31, 2014, compared to the same periods in 2013. Salary and benefit expenses, which make up the largest portion of operating expenses, increased $147,000, or 4.4%, and $1,030,000, or 8.0%, for the three months and year ended December 31, 2014, respectively, compared to the same periods in 2013. The salary and benefit costs were elevated in 2014, primarily due to the two new branch office locations that were opened in 2013 and additional personnel in the Corporation’s mortgage division. The expansion of the mortgage division is a major initiative of the Corporation aligned with strategic goals that began in 2014 and will continue in 2015.

The Corporation’s annualized return on average assets (ROA) and return on average stockholders’ equity (ROE) for the fourth quarter of 2014 were 0.83% and 7.78%, respectively, compared with 1.05% and 10.04% for the fourth quarter of 2013. For the year ended December 31, 2014, the Corporation’s annualized ROA was 0.84%, compared to 0.96% in 2013, while the ROE was 7.98%, compared to 8.92% for the same period in 2013.

As of December 31, 2014, the Corporation had total assets of $857.2 million, up 5.5%; total stockholders’ equity of $92.8 million, up 10.7%; total deposits of $699.7 million, up 6.6%; and total loans of $471.2 million, up 7.5%, from the balances as of December 31, 2013.

ENB Financial Corp, headquartered in Ephrata, PA, is the bank holding company for its wholly-owned subsidiary Ephrata National Bank. Ephrata National Bank operates from ten locations in northern Lancaster County and southeastern Lebanon County, Pennsylvania, with the headquarters located at 31 E. Main Street, Ephrata, PA. Ephrata National Bank has been serving the community since 1881. For more information about ENB Financial Corp, visit the Corporation’s web site at www.enbfc.com.

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ENB FINANCIAL CORP

Notice Regarding Forward Looking Statements

This news release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results of ENB Financial Corp to be materially different from future results expressed or implied by such forward-looking statements. These forward-looking statements can be identified by use of terminology such as “expect”, “plan”, “anticipate”, “believe”, “estimate”, and similar words that are intended to identify such forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections about the Corporation, the financial services industry, and the economy. The Private Securities Reform Act of 1995 provides safe harbor in the event the projected future operations are not met. There are a number of future factors such as changes in fiscal or monetary policy, or changes in the economic climate that will influence the Corporation’s future operations. These factors are difficult to predict with regard to how likely and to what degree or significance that they would occur. Actual results may differ materially from what may have been forecasted in the forward-looking statements. We are not obligated to publicly update any forward-looking statements to reflect the effects of subsequent events.

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ENB FINANCIAL CORP

SUMMARY CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

(in thousands, except per share and percentage data)

	December 31,		%
Balance Sheet (EOP)	2014	2013	Change

Investments	$295,822	$300,328	-1.5%
Total loans	471,168	438,220	7.5%
Allowance for loan losses	7,141	7,219	-1.1%
Total assets	857,208	812,256	5.5%
Deposits	699,651	656,626	6.6%
Total borrowings	62,300	68,900	-9.6%
Stockholders' equity	92,767	83,776	10.7%

	Year Ending		%
Income Statement	2014	2013	Change

Net interest income	$22,461	$21,524	4.4%
Provision (credit) for loan losses	(50)	(225)	-77.8%
Noninterest income	9,548	9,397	1.6%
Noninterest expense	23,421	21,935	6.8%
Income before taxes	8,638	9,211	-6.2%
Provision for income taxes	1,546	1,501	3.0%
Net income	7,092	7,710	-8.0%

Earnings Ratios
Return on average assets (ROA)	0.84%	0.96%
Return on average stockholders' equity (ROE)	7.98%	8.92%
Net interest margin	3.10%	3.17%
Efficiency ratio	76.11%	73.36%

Per Share Data
Earnings per share	$2.48	$2.70
Dividends per share	$1.07	$1.04

( End )

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